UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Lumera Corporation

(Exact name of registrant as specified in its charter)

Delaware	91-2011728
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

19910 North Creek Parkway, Bothell, Washington	98011
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
common stock, par value $0.001	Nasdaq National Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☒

Securities Act registration statement file number to which this form relates: 333-115650

Securities to be registered pursuant to Section 12(g) of the Act:

common stock, par value $0.001

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The capital stock of Lumera Corporation (the “Company”) to be registered on the Nasdaq National Market is the Company’s common stock, par value $0.001 (the “Common Stock”). The description of the Company’s Common Stock is contained under the caption “Description of Capital Stock” in the prospectus which forms a part of the Registration Statement on Form S-1 (File Number 333-115650) filed under the Securities Act of 1933 with the Securities and Exchange Commission on May 19, 2004 (as amended from time to time, the “Registration Statement”), which information is incorporated herein by reference.

Item 2. Exhibits.

Number	Description

1.	Form of Amended and Restated Certificate of Incorporation of the Registrant.*

2.	Form of Amended and Restated By-laws of the Registrant. ***

3.	Form of Common Stock Certificate.***

*	Incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 of the Registrant filed with the Securities and Exchange Commission on May 19, 2003 (File Number: 333-115650), as amended from time to time.

**	Incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 of the Registrant filed with the Securities and Exchange Commission on May 19, 2003 (File Number: 333-115650), as amended from time to time.

***	Incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 of the Registrant filed with the Securities and Exchange Commission on May 19, 2003 (File Number: 333-115650), as amended from time to time.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Registrant: LUMERA CORPORATION

Date: July 23, 2004

By:	/s/ Lora L. Tarabeih
Lora L. Tarabeih Chief Accounting Officer and Treasurer